UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2013

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On July 18, 2013, TG Therapeutics, Inc. (“TG” or the “Company”) entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 5,700,000 shares of the Company’s Common Stock, $.001 par value per share (the “Shares”). The sale of the Shares closed on July 23, 2013. Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Shares was registered pursuant to a Registration Statement (No. 333-189015) on Form S-3 and filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the Expense Table set forth below and the opinion by reference into such Registration Statement.

Securities and Exchange Commission Registration Fee	$23,870.00
Legal Fees and Expenses	$227,825.00
Accountants’ Fees and Expenses	$40,576.00
Printing and Duplicating Expenses	$3,500.00
Transfer Agent’s Fees and Expenses	$5,000.00
Miscellaneous Expenses	$99,229.00
Total	$400,000.00

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Opinion of Alston & Bird LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: July 23, 2013	By:	/s/ Sean Power
Name: Sean Power
Title: Chief Financial Officer